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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-K and previously filed Registration Statement Nos. 33- 7079, 33-11340, 33-30983 and 33-50185 on Form S-8 of our report dated January 26, 1995 accompanying the consolidated financial statements of Service Merchandise Company, Inc. for the fiscal year ended January 1, 1995.


/s/  Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Nashville, Tennessee
March 24, 1995